NEWS	Exhibit 99.1

Mark Graff
Senior Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2021 Q2 Financial Results and Strong Operating Margin Expansion
Q2 Diluted EPS of $0.75 and Adjusted Diluted EPS of $0.81
Q2 Comparable Restaurant Sales Growth of 65.8% at Outback Steakhouse and 84.6% Combined U.S.
Strengthening Third Quarter-to-Date U.S. Comp Sales Trends on a 2-Year Basis

TAMPA, Fla., July 30, 2021 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the second quarter 2021 (“Q2 2021”) compared to the second quarter 2020 (“Q2 2020”).

CEO Comments
“Q2 represented another quarter of strong results. We are well positioned to grow sales and capture additional market share,” said David Deno, Chief Executive Officer. “We are making great progress improving margins, increasing cash flow and retaining off-premises sales as dining rooms have reopened. Our sales momentum has continued through the first four weeks of the third quarter with U.S. comp sales up 15.2% on a two-year basis versus 2019.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings (loss) per share attributable to common stockholders to Adjusted diluted earnings (loss) per share for the periods indicated:

	Q2
	2021	2020	CHANGE	Q2 2019 (1)
Diluted earnings (loss) per share attributable to common stockholders	$0.75	$(1.05)	$1.80	$0.32
Adjustments (2)	0.06	0.31	(0.25)	0.04
Adjusted diluted earnings (loss) per share (2)	$0.81	$(0.74)	$1.55	$0.36

___________________
(1)Presented for improved comparability.
(2)See Non-GAAP Measures later in this release.

Second Quarter Financial Results

(dollars in millions)	Q2 2021	Q2 2020	CHANGE	Q2 2019 (1)
Total revenues	$1,077.4	$578.5	86.2%	$1,021.9

Restaurant-level operating margin	20.3%	2.1%	18.2%	15.0%
Adjusted restaurant-level operating margin (2)	20.3%	2.7%	17.6%	15.0%

GAAP operating income (loss) margin	11.6%	(19.3)%	30.9%	4.3%
Adjusted operating income (loss) margin (2)	11.0%	(13.7)%	24.7%	4.6%
___________________
(1)Presented for improved comparability.
(2)See Non-GAAP Measures later in this release.

•The increase in Total revenues was primarily due to: (i) higher comparable restaurant sales from in-restaurant dining and strong retention of off-premises sales, (ii) higher franchise revenues and (iii) the net impact of restaurant openings and closures.

•GAAP restaurant-level operating margin increased due to higher comparable restaurant sales and lower advertising expense. These increases were partially offset by the 2020 benefit of employee retention credits from relief pay and higher management bonus. Charges related to the COVID-19 pandemic were excluded from our 2020 Adjusted restaurant-level operating margin.

•GAAP operating income margin increased due to: (i) an increase in restaurant-level operating margin as described above, (ii) 2020 asset impairment charges related to the COVID-19 pandemic and (iii) favorable court rulings in Brazil related to value-added taxes recorded in other revenues. These increases were partially offset by an increase in incentive compensation expense. Adjusted operating income excludes the impact of charges related to the COVID-19 pandemic, benefits from value-added tax court rulings in Brazil and expenses from restructuring and transformational initiatives.

Second Quarter Comparable Restaurant Sales
The following table includes Company-owned comparable restaurant sales for the second quarter ended June 27, 2021 as well as performance relative to 2019 for improved comparability due to the impact of COVID-19:

	THIRTEEN WEEKS ENDED
	JUNE 27, 2021
Comparable restaurant sales (stores open 18 months or more):	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020
U.S.
Outback Steakhouse	11.3%	65.8%
Carrabba’s Italian Grill	16.7%	84.3%
Bonefish Grill	4.2%	141.2%
Fleming’s Prime Steakhouse & Wine Bar	24.4%	182.6%
Combined U.S.	12.1%	84.6%
International
Outback Steakhouse - Brazil (2)(3)	(36.3)%	78.8%
_________________
(1)Represents comparable restaurant sales increases (decreases) relative to 2019 for improved comparability due to the impact of COVID-19 on fiscal year 2020 restaurant sales.
(2)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(3)Outback Steakhouse Brazil results are reported on a one-month lag and are presented on a calendar basis. Represents results through May 31, 2021.

Recent Sales Results - U.S.
Third quarter-to-date U.S. comparable restaurant sales results have continued to strengthen on a two-year basis due to our sales building initiatives, pent up consumer demand and additional stimulus.

The following tables include quarter-to-date U.S. Company-owned comparable restaurant sales for the four-week period ended July 25, 2021 and weekly U.S. comparable average unit volumes for the periods indicated:

	FOUR WEEKS ENDED
	JULY 25, 2021
Comparable restaurant sales (stores open 18 months or more):	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020 (2)
U.S.
Outback Steakhouse	11.2%	27.4%
Carrabba’s Italian Grill	23.3%	46.5%
Bonefish Grill	12.3%	65.4%
Fleming’s Prime Steakhouse & Wine Bar	37.5%	100.8%
Combined U.S.	15.2%	40.0%

	FOUR WEEKS ENDED
Comparable restaurant average unit volumes (weekly):	JULY 25, 2021 (3)	JULY 28, 2019 (3)
U.S.
Outback Steakhouse	$73,367	$65,938
Carrabba’s Italian Grill	$63,650	$51,640
Bonefish Grill	$62,118	$55,334
Fleming’s Prime Steakhouse & Wine Bar	$94,553	$68,769
Combined U.S.	$70,762	$61,379
_________________
(1)For the four-week period June 28, 2021 through July 25, 2021 as compared to July 1, 2019 through July 28, 2019.
(2)For the four-week period June 28, 2021 through July 25, 2021 as compared to June 29, 2020 through July 26, 2020.
(3)For the four-week periods June 28, 2021 through July 25, 2021 and July 1, 2019 through July 28, 2019, respectively.

Recent Sales Results - Brazil
Brazil’s second quarter sales were impacted by a rise in COVID-19 cases that resulted in significantly reduced in-restaurant dining capacity for a majority of the country. In recent weeks as the vaccine rollout increased, we have seen in-restaurant dining capacity increase which has resulted in rapidly improving weekly sales volumes. In São Paulo, which represents our largest market with 46% of stores, in-restaurant dining capacity increased to 60% on July 7, 2021, providing optimism about the continued recovery.

The following tables include Brazil third quarter-to-date Company-owned comparable restaurant sales for the eight-week period ended July 25, 2021 and weekly comparable average unit volumes for the periods indicated:

	EIGHT WEEKS ENDED
	JULY 25, 2021
Comparable restaurant sales (stores open 18 months or more):	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020 (2)
International
Outback Steakhouse - Brazil (3)	(7.9)%	141.6%

	EIGHT WEEKS ENDED
Comparable restaurant average unit volumes (weekly):	JULY 25, 2021 (4)	JULY 28, 2019 (4)
International
Outback Steakhouse - Brazil (5)	$59,222	$64,816
________________
(1)For the eight-week period May 31, 2021 through July 25, 2021 as compared to June 3, 2019 through July 28, 2019.
(2)For the eight-week period May 31, 2021 through July 25, 2021 as compared to June 1, 2020 through July 26, 2020.
(3)Excludes the effect of fluctuations in foreign currency rates.
(4)For the eight-week periods May 31, 2021 through July 25, 2021 and June 3, 2019 through July 28, 2019, respectively.
(5)Translated at an average exchange rate of 5.09.

Q3 2021 Financial Outlook
The table below presents our expectations for selected fiscal Q3 2021 financial operating results. Our outlook assumes no significant business interruptions related to COVID-19 and contemplates the following considerations:
•Continuing momentum in U.S. sales trends and includes a level of traditional Q3 seasonality; and
•Achieving ongoing operating efficiencies from simplification efforts, waste reduction and lower advertising.

Selected Financial Data:	Q3 2021 Outlook
Total revenues	At least $1.015B

EBITDA (1)	At least $115M

GAAP diluted earnings per share (2)	At least $0.45

Adjusted diluted earnings per share (3)	At least $0.50
_________________
(1)See EBITDA outlook reconciliation later in this release.
(2)Assumes weighted average diluted shares of approximately 110 million, which includes the dilutive impact of shares issuable in excess of the convertible note principal and excludes the benefit of the convertible notes hedge.
(3)Assumes weighted average adjusted diluted shares of approximately 100 million, which excludes common shares to be issued upon conversion of the 2025 Notes for the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes.

Fiscal 2021 Financial Outlook
We are updating our 2021 financial outlook for the following items:
•Increased commodity inflation reflects increases in protein costs, primarily chicken and seafood, as we acquired additional supply outside of our contracted terms due to higher sales volumes;
•Higher general and administrative expenses from additional incentive compensation as a result of strong financial performance; and
•A reduction in capital expenditures due to raw material constraints delaying relocations, remodels and new restaurants into 2022.
All other aspects of our previously provided financial outlook remain unchanged. See the table below for more details.

Selected Financial Data:	Prior Outlook	Current Outlook
Commodity inflation	Flat	Approx. 1.0%

Labor inflation	3.0% - 3.5%	3.0% - 3.5%

General and administrative expenses	$225M - $230M	$240M - $245M

Depreciation and amortization	$165M - $175M	$165M - $175M

Capital expenditures	$170M - $185M	$140M - $150M

Number of new system-wide restaurants	20 - 25	20 - 25

We are not providing any additional sales or profit guidance for the full-year due to the ongoing uncertainties related to the COVID-19 pandemic.

Conference Call
The Company will host a conference call today, July 30, 2021 at 8:30 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income (loss) from operations and the corresponding margin, (iii) Adjusted net income (loss), (iv) Adjusted diluted earnings (loss) per share, (v) Adjusted segment restaurant-level operating margin, (vi) Adjusted segment income (loss) from operations and the corresponding margin and (vii) Earnings before interest, taxes, depreciation and amortization (“EBITDA”).

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables five, six, seven and ten included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 47 states, Guam and 19 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Q3 2021 Financial Outlook” and “Fiscal 2021 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures and capacity restrictions due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; and compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 27, 2021	JUNE 28, 2020	JUNE 27, 2021	JUNE 28, 2020
Revenues
Restaurant sales	$1,055,227	$576,261	$2,034,678	$1,572,498
Franchise and other revenues	22,139	2,198	30,161	14,298
Total revenues	1,077,366	578,459	2,064,839	1,586,796
Costs and expenses
Food and beverage costs	312,102	180,758	603,972	500,451
Labor and other related	294,999	205,537	569,637	514,806
Other restaurant operating	233,450	177,846	462,743	424,401
Depreciation and amortization	40,539	45,784	81,765	94,052
General and administrative	66,462	55,487	123,710	140,289
Provision for impaired assets and restaurant closings	5,177	24,959	7,377	66,277
Total costs and expenses	952,729	690,371	1,849,204	1,740,276
Income (loss) from operations	124,637	(111,912)	215,635	(153,480)
Loss on extinguishment and modification of debt	(2,073)	(237)	(2,073)	(237)
Other income (expense), net	—	581	21	(212)
Interest expense, net	(14,990)	(16,639)	(29,618)	(28,347)
Income (loss) before provision (benefit) for income taxes	107,574	(128,207)	183,965	(182,276)
Provision (benefit) for income taxes	22,688	(35,779)	29,281	(55,434)
Net income (loss)	84,886	(92,428)	154,684	(126,842)
Less: net income (loss) attributable to noncontrolling interests	2,341	(172)	3,277	25
Net income (loss) attributable to Bloomin’ Brands	82,545	(92,256)	151,407	(126,867)
Redemption of preferred stock in excess of carrying value	—	—	—	(3,496)
Net income (loss) attributable to common stockholders	82,545	(92,256)	151,407	(130,363)
Convertible senior notes if-converted method interest adjustment, net of tax	—	—	691	—
Diluted net income (loss) attributable to common stockholders	$82,545	$(92,256)	$152,098	$(130,363)

Earnings (loss) per share attributable to common stockholders:
Basic	$0.93	$(1.05)	$1.71	$(1.49)
Diluted	$0.75	$(1.05)	$1.38	$(1.49)

Weighted average common shares outstanding:
Basic	89,075	87,496	88,721	87,312
Diluted	109,805	87,496	110,223	87,312

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 27, 2021	JUNE 28, 2020	JUNE 27, 2021	JUNE 28, 2020
Revenues
Restaurant sales	$990,293	$536,767	$1,890,352	$1,421,656
Franchise and other revenues	12,765	313	17,624	9,921
Total revenues	$1,003,058	$537,080	$1,907,976	$1,431,577
Restaurant-level operating margin	21.7%	3.2%	20.5%	8.4%
Income (loss) from operations	$165,297	$(62,921)	$287,032	$(51,542)
Operating income (loss) margin	16.5%	(11.7)%	15.0%	(3.6)%
International Segment
Revenues
Restaurant sales	$64,934	$39,494	$144,326	$150,842
Franchise and other revenues (1)	9,374	1,885	12,537	4,377
Total revenues	$74,308	$41,379	$156,863	$155,219
Restaurant-level operating margin	3.2%	(21.8)%	9.3%	8.0%
Income (loss) from operations	$2,470	$(17,070)	$6,007	$(10,283)
Operating income (loss) margin	3.3%	(41.3)%	3.8%	(6.6)%
Reconciliation of Segment Income (Loss) from Operations to Consolidated Income (Loss) from Operations
Segment income (loss) from operations
U.S.	$165,297	$(62,921)	$287,032	$(51,542)
International	2,470	(17,070)	6,007	(10,283)
Total segment income (loss) from operations	167,767	(79,991)	293,039	(61,825)
Unallocated corporate operating expense (2)	(43,130)	(31,921)	(77,404)	(91,655)
Total income (loss) from operations	$124,637	$(111,912)	$215,635	$(153,480)
____________________
(1)During the thirteen and twenty-six weeks ended June 27, 2021, we recognized $6.3 million of other revenues in connection with favorable court rulings in Brazil regarding the calculation methodology and taxable base of Program of Social Integration (“PIS”) and Contribution for the Financing of Social Security (“COFINS”) taxes.
(2)The thirteen and twenty-six weeks ended June 28, 2020 include $2.4 million and $24.6 million, respectively, of charges that were not allocated to our segments related to our transformational initiatives.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	JUNE 27, 2021	DECEMBER 27, 2020
Cash and cash equivalents	$101,285	$109,980
Net working capital (deficit) (1)	$(666,393)	$(626,250)
Total assets	$3,246,753	$3,362,107
Total debt, net	$850,063	$1,036,480
Total stockholders’ equity	$152,907	$10,957
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 27, 2021	JUNE 28, 2020	JUNE 27, 2021	JUNE 28, 2020
Income (loss) from operations	$124,637	$(111,912)	$215,635	$(153,480)
Operating income (loss) margin	11.6%	(19.3)%	10.4%	(9.7)%
Less:
Franchise and other revenues	22,139	2,198	30,161	14,298
Plus:
Depreciation and amortization	40,539	45,784	81,765	94,052
General and administrative	66,462	55,487	123,710	140,289
Provision for impaired assets and restaurant closings	5,177	24,959	7,377	66,277
Restaurant-level operating income	$214,676	$12,120	$398,326	$132,840
Restaurant-level operating margin	20.3%	2.1%	19.6%	8.4%

U.S.	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 27, 2021	JUNE 28, 2020	JUNE 27, 2021	JUNE 28, 2020
Income (loss) from operations	$165,297	$(62,921)	$287,032	$(51,542)
Operating income (loss) margin	16.5%	(11.7)%	15.0%	(3.6)%
Less:
Franchise and other revenues	12,765	313	17,624	9,921
Plus:
Depreciation and amortization	33,579	37,308	67,224	74,948
General and administrative	22,953	18,343	44,045	49,223
Provision for impaired assets and restaurant closings	5,676	24,781	7,139	56,475
Restaurant-level operating income	$214,740	$17,198	$387,816	$119,183
Restaurant-level operating margin	21.7%	3.2%	20.5%	8.4%

International	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 27, 2021	JUNE 28, 2020	JUNE 27, 2021	JUNE 28, 2020
Income (loss) from operations	$2,470	$(17,070)	$6,007	$(10,283)
Operating income (loss) margin	3.3%	(41.3)%	3.8%	(6.6)%
Less:
Franchise and other revenues	9,374	1,885	12,537	4,377
Plus:
Depreciation and amortization	5,565	5,884	11,285	12,642
General and administrative	4,116	4,146	8,721	10,402
Provision for impaired assets and restaurant closings	(708)	296	(1)	3,640
Restaurant-level operating income (loss)	$2,069	$(8,629)	$13,475	$12,024
Restaurant-level operating margin	3.2%	(21.8)%	9.3%	8.0%

TABLE FIVE
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED				FAVORABLE (UNFAVORABLE) CHANGE IN ADJUSTED QUARTER TO DATE
	JUNE 27, 2021		JUNE 28, 2020
Consolidated:	REPORTED	ADJUSTED	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	29.6%	29.6%	31.4%	31.2%	1.6%
Labor and other related	28.0%	28.0%	35.7%	35.7%	7.7%
Other restaurant operating	22.1%	22.1%	30.9%	30.4%	8.3%

Restaurant-level operating margin (2)	20.3%	20.3%	2.1%	2.7%	17.6%

Segments - Restaurant-level operating margin:
U.S. (2)	21.7%	21.7%	3.2%	3.9%	17.8%
International (2)	3.2%	3.2%	(21.8)%	(21.4)%	24.6%

	TWENTY-SIX WEEKS ENDED				FAVORABLE (UNFAVORABLE) CHANGE IN ADJUSTED YEAR TO DATE
	JUNE 27, 2021		JUNE 28, 2020
Consolidated:	REPORTED	ADJUSTED	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	29.7%	29.7%	31.8%	31.4%	1.7%
Labor and other related	28.0%	28.0%	32.7%	32.7%	4.7%
Other restaurant operating	22.7%	22.7%	27.0%	27.0%	4.3%

Restaurant-level operating margin (2)	19.6%	19.6%	8.4%	8.9%	10.7%

Segments - Restaurant-level operating margin:
U.S. (2)	20.5%	20.5%	8.4%	8.7%	11.8%
International (2)	9.3%	9.3%	8.0%	9.3%	—%
_________________
(1)The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.
(2)The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of (favorable) unfavorable adjusted restaurant-level operating margin adjustments recorded in Other restaurant operating expense (unless otherwise noted below) for the following activities, as described in table six of this release for the periods indicated:

	THIRTEEN WEEKS ENDED	TWENTY-SIX WEEKS ENDED
(dollars in millions)	JUNE 28, 2020	JUNE 28, 2020
COVID-19 related costs (1)	$(3.7)	$(9.9)
Restaurant relocations, asset impairments and closing costs	—	2.7
	$(3.7)	$(7.2)
_________________
(1)Includes $1.2 million and $7.3 million of adjustments for the thirteen and twenty-six weeks ended June 28, 2020, respectively, recorded in Food and beverage costs, including $0.2 million and $2.0 million of adjustments, respectively, recorded in the international segment. All other adjustments were recorded within the U.S. segment.

TABLE SIX
BLOOMIN’ BRANDS, INC.
INCOME (LOSS) FROM OPERATIONS, NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 27, 2021	JUNE 28, 2020	JUNE 27, 2021	JUNE 28, 2020
Income (loss) from operations	$124,637	$(111,912)	$215,635	$(153,480)
Operating income (loss) margin	11.6%	(19.3)%	10.4%	(9.7)%
Adjustments:
Legal and other matters (1)	(6,337)	—	(6,337)	178
COVID-19-related costs (2)	—	30,342	—	79,218
Severance and other transformational costs (3)	—	2,415	—	24,647
Restaurant relocations, asset impairments and closing costs (4)	—	—	—	(2,205)
Total income (loss) from operations adjustments	(6,337)	32,757	(6,337)	101,838
Adjusted income (loss) from operations	$118,300	$(79,155)	$209,298	$(51,642)
Adjusted operating income (loss) margin	11.0%	(13.7)%	10.2%	(3.3)%

Diluted net income (loss) attributable to common stockholders	$82,545	$(92,256)	$152,098	$(130,363)
Convertible senior notes if-converted method interest adjustment, net of tax (5)	—	—	691	—
Net income (loss) attributable to common stockholders	82,545	(92,256)	151,407	(130,363)
Adjustments:
Income (loss) from operations adjustments	(6,337)	32,757	(6,337)	101,838
Loss on extinguishment and modification of debt	2,073	—	2,073	—
Amortization of debt discount (6)	—	1,379	—	1,379
Total adjustments, before income taxes	(4,264)	34,136	(4,264)	103,217
Adjustment to provision for income taxes (7)	1,243	(6,474)	1,243	(28,469)
Redemption of preferred stock in excess of carrying value (8)	—	—	—	3,496
Net adjustments	(3,021)	27,662	(3,021)	78,244
Adjusted net income (loss)	$79,524	$(64,594)	$148,386	$(52,119)

Diluted earnings (loss) per share attributable to common stockholders (9)	$0.75	$(1.05)	$1.38	$(1.49)
Adjusted diluted earnings (loss) per share (9)(10)	$0.81	$(0.74)	$1.53	$(0.60)

Diluted weighted average common shares outstanding (9)	109,805	87,496	110,223	87,312
Adjusted diluted weighted average common shares outstanding (9)(10)	98,574	87,496	97,011	87,312
_________________
(1)The thirteen and twenty-six weeks ended June 27, 2021 includes the recognition of recoverable PIS and COFINS taxes, including accrued interest, within other revenues as a result of favorable court rulings in Brazil during the second quarter of 2021.
(2)Costs incurred in connection with the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(3)Severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(4)Includes asset impairment charges and accelerated depreciation incurred in connection with our relocation program and a lease termination gain of $2.8 million.
(5)Adjustment for interest expense related to our convertible senior notes (the “2025 Notes”) weighted for the portion of the period prior to our election under the 2025 Notes indenture to settle the principal portion of our 2025 Notes in cash. The calculation of adjusted diluted earnings per share excludes the 2025 Notes interest adjustment.
(6)Amortization of the debt discount related to the issuance of the 2025 Notes.
(7)Income tax effect of the adjustments for the periods presented.
(8)Consideration paid in excess of the carrying value for the redemption of preferred stock of our Abbraccio subsidiary.
(9)Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted loss per share for the thirteen and twenty-six weeks ended June 28, 2020.
(10)For the twenty-six weeks ended June 27, 2021, adjusted diluted weighted average common shares outstanding was calculated assuming our February 2021 election to settle the principal portion of the 2025 Notes in cash was in effect for the entire period. For the thirteen and twenty-six weeks ended June 27, 2021, adjusted diluted weighted average common shares outstanding was calculated excluding the dilutive effect of 11,231 and 10,442 shares, respectively, to be issued upon conversion of the 2025 Notes to satisfy the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes.

Following is a summary of the financial statement line item classification of the net income (loss) adjustments:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 27, 2021	JUNE 28, 2020	JUNE 27, 2021	JUNE 28, 2020
Franchise and other revenues	$(6,337)	$—	$(6,337)	$—
Food and beverage costs	—	1,163	—	7,345
Other restaurant operating	—	2,467	—	(176)
Depreciation and amortization	—	—	—	407
General and administrative	—	3,632	—	27,856
Provision for impaired assets and restaurant closings	—	25,495	—	66,406
Loss on extinguishment and modification of debt	2,073	—	2,073	—
Interest expense, net	—	1,379	—	1,379
Provision (benefit) for income taxes	1,243	(6,474)	1,243	(28,469)
Redemption of preferred stock in excess of carrying value	—	—	—	3,496
Net adjustments	$(3,021)	$27,662	$(3,021)	$78,244

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 27, 2021	JUNE 28, 2020	JUNE 27, 2021	JUNE 28, 2020
Income (loss) from operations	$165,297	$(62,921)	$287,032	$(51,542)
Operating income (loss) margin	16.5%	(11.7)%	15.0%	(3.6)%
Adjustments:
COVID-19-related costs (1)	—	29,805	—	72,784
Restaurant relocations, asset impairments and closing costs (2)	—	—	—	(2,205)
Adjusted income (loss) from operations	$165,297	$(33,116)	$287,032	$19,037
Adjusted operating income (loss) margin	16.5%	(6.2)%	15.0%	1.3%

International Segment
Income (loss) from operations	$2,470	$(17,070)	$6,007	$(10,283)
Operating income (loss) margin	3.3%	(41.3)%	3.8%	(6.6)%
Adjustments:
Legal and other matters (3)	(6,337)	—	(6,337)	—
COVID-19 related costs (1)	—	459	—	5,651
Adjusted loss from operations	$(3,867)	$(16,611)	$(330)	$(4,632)
Adjusted operating loss margin	(5.7)%	(40.1)%	(0.2)%	(3.0)%
_________________
(1)Costs incurred in connection with the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(2)Includes asset impairment charges and accelerated depreciation incurred in connection with our relocation program and a lease termination gain of $2.8 million.
(3)Recognition of recoverable PIS and COFINS taxes, including accrued interest, within other revenues as a result of favorable court rulings in Brazil during the second quarter of 2021.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	MARCH 28, 2021	OPENINGS	CLOSURES	JUNE 27, 2021
U.S.:
Outback Steakhouse
Company-owned	567	—	(1)	566
Franchised	131	—	—	131
Total	698	—	(1)	697
Carrabba’s Italian Grill
Company-owned	199	—	—	199
Franchised	21	—	(1)	20
Total	220	—	(1)	219
Bonefish Grill
Company-owned	180	—	(1)	179
Franchised	7	—	—	7
Total	187	—	(1)	186
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	64	—	—	64
Other
Company-owned (1)	6	2	—	8
U.S. total	1,175	2	(3)	1,174
International:
Company-owned
Outback Steakhouse - Brazil (2)	110	3	—	113
Other (1)(3)	34	—	—	34
Franchised
Outback Steakhouse—South Korea (3)	100	9	(1)	108
Other (1)	57	—	(2)	55
International total	301	12	(3)	310
System-wide total	1,476	14	(6)	1,484
____________________
(1)U.S. Company-owned and International Franchised Other includes four and three fast-casual Aussie Grill locations as of June 27, 2021. International Company-owned Other includes two fast-casual Aussie Grill locations as of June 27, 2021.
(2)The restaurant counts for Brazil are reported as of February 28, 2021 and May 31, 2021, respectively, to correspond with the balance sheet dates of this subsidiary.
(3)As of June 27, 2021, we had 32 international dark kitchens that offer delivery only included in Franchised Outback Steakhouse - South Korea. In addition, we had one international dark kitchen location included within Company-owned Other as of June 27, 2021.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED			TWENTY-SIX WEEKS ENDED
	JUNE 27, 2021		JUNE 28, 2020	JUNE 27, 2021		JUNE 28, 2020
	Comparable to 2019 (1)	Comparable to 2020	Comparable to 2019	Comparable to 2019 (1)	Comparable to 2020	Comparable to 2019
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (2)
Outback Steakhouse	11.3%	65.8%	(32.9)%	2.3%	28.8%	(20.6)%
Carrabba’s Italian Grill	16.7%	84.3%	(36.7)%	7.7%	38.4%	(22.2)%
Bonefish Grill	4.2%	141.2%	(56.8)%	(6.3)%	43.5%	(34.7)%
Fleming’s Prime Steakhouse & Wine Bar	24.4%	182.6%	(56.3)%	3.6%	55.6%	(33.6)%
Combined U.S.	12.1%	84.6%	(39.4)%	1.9%	34.4%	(24.2)%
International
Outback Steakhouse - Brazil (3)	(36.3)%	78.8%	(63.9)%	(26.2)%	2.7%	(27.4)%

Traffic:
U.S.
Outback Steakhouse	4.4%	51.4%	(31.0)%	(2.7)%	21.9%	(20.2)%
Carrabba’s Italian Grill	13.0%	57.2%	(28.1)%	5.8%	27.0%	(16.7)%
Bonefish Grill	3.9%	52.4%	(29.8)%	(4.7)%	22.4%	(20.6)%
Fleming’s Prime Steakhouse & Wine Bar	11.9%	97.0%	(43.5)%	(3.5)%	33.5%	(28.0)%
Combined U.S.	6.2%	53.6%	(30.6)%	(1.4)%	23.2%	(19.8)%
International
Outback Steakhouse - Brazil	(20.3)%	63.0%	(48.5)%	(13.6)%	8.9%	(19.0)%

Average check per person (4):
U.S.
Outback Steakhouse	6.9%	14.4%	(1.9)%	5.0%	6.9%	(0.4)%
Carrabba’s Italian Grill	3.7%	27.1%	(8.6)%	1.9%	11.4%	(5.5)%
Bonefish Grill	0.3%	88.8%	(27.0)%	(1.6)%	21.1%	(14.1)%
Fleming’s Prime Steakhouse & Wine Bar	12.5%	85.6%	(12.8)%	7.1%	22.1%	(5.6)%
Combined U.S.	5.9%	31.0%	(8.8)%	3.3%	11.2%	(4.4)%
International
Outback Steakhouse - Brazil	(15.8)%	22.2%	(15.2)%	(12.4)%	(4.5)%	(8.4)%
____________________
(1)Represents comparable restaurant sales, traffic and average check per person increases (decreases) relative to fiscal year 2019 for improved comparability due to the impact of COVID-19 on fiscal year 2020 restaurant sales.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(4)Average check per person includes the impact of menu pricing changes, product mix and discounts.

TABLE TEN
BLOOMIN’ BRANDS, INC.
EBITDA RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED	TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 27, 2021	JUNE 27, 2021
Net income attributable to common stockholders	$82,545	$151,407
Provision for income taxes	22,688	29,281
Interest expense, net	14,990	29,618
Depreciation and amortization	40,539	81,765
EBITDA	$160,762	$292,071

TABLE ELEVEN
BLOOMIN’ BRANDS, INC.
FISCAL 2021 THIRD QUARTER EBITDA OUTLOOK RECONCILIATION
(UNAUDITED)
(dollars in millions)
Net income attributable to common stockholders	At least $50M
Provision for income taxes	At least $10M
Interest expense, net	At least $14M
Depreciation and amortization	At least $41M
EBITDA	At least $115M

SOURCE: Bloomin’ Brands, Inc.